Exhibit 10.1

Assignment of
Amended and Restated Stock Purchase Agreement
And Related Documents

GENESIS SOLAR CORPORATION (formerly known as COGENCO INTERNATIONAL, INC.), a Colorado corporation (“Buyer”), has entered into an Amended and Restated Stock purchase Agreement dated May 12, 2010 (the “Restated SPA”), with GENESIS ENERGY INVESTMENTS PLC, an Hungarian entity operating as a public company whose common stock is traded on the Budapest Stock Exchange (“Seller”) for the purchase (the “Transaction”) by Buyer from Seller of

•
Genesis Solar España, S.L. (“GSE,” the “GSE Shares”), a Spanish entity that is in the process of planning, financing and building a plant in Spain to manufacture hi-tech solar panels using thin film technology which has acquired real estate and is substantially advanced in the permitting process for the manufacturing plant to be located near Cádiz, Spain.

•	Genesis Solar Singapore Pte. Ltd. (“GSS,” the “GSS Shares”), a corporation formed under the laws of Singapore;

•	Genesis Solar Hungary Kft (“GSH,” the “GSH Shares”) an entity formed under the laws of Hungary; and

•
Intellectual Property Assets (as that term is defined in Section 3.22 of the Restated SPA) owned by Seller which Intellectual Property Assets are associated with or useful for the design, construction, operation, and maintenance of a plant for the manufacture of solar panels using thin film technology and other photovoltaic products (“GEI Know-How”).

The Restated SPA provides that the Purchase Price payable to Seller to complete the Transaction is 14,146,093 shares of the Buyer’s common stock allocable as follows:

•	for the GSE Shares, the Purchase Price will be 13,759,600 shares of the Buyer’s common stock (the “Buyer’s Shares for GSE”);

•	for the GSS Shares, the Purchase Price will be 25,000 shares of the Buyer’s common stock (the “Buyer’s Shares for GSS”);

•	for the GSH Shares, the Purchase Price will be 25,000 shares of the Buyer’s common stock (the “Buyer’s Shares for GSH”); and

•	for the GEI Know-How, the Purchase Price will be 336,493 shares of the Buyer’s common stock (the “Buyer’s Shares for GEI Know-How”).

Buyer has deposited the Buyer’s Shares for GSE, the Buyer’s Shares for GSS, the Buyer’s Shares for GSH, and the Buyer’s Shares for GEI Know-How (collectively referred to as the “Buyer’s Shares”) in an escrow account held by Oppenheim Law Firm, as escrow agent (“Escrow Agent”) pursuant to that certain Escrow Agreement dated as of May 25, 2010 by and between Buyer and Seller and the Escrow Agent (the “Existing Escrow Agreement”).

NOW, THEREFORE, for and in consideration of $10.00 and other good and valuable consideration in hand paid to Buyer by GENESIS CAPITAL MANAGEMENT LIMITED, Trust House, 112 Brodie Street, Kingstown, Saint Vincent and the Grenadines (“GCM Ltd), the receipt and sufficiency of which is hereby acknowledged, Buyer hereby assigns to GCM Ltd:

1.	Its entire right, title, and interest in and to the Restated SPA; and

2.
Subject to the terms of the Subscription Agreement set forth as Exhibit A to this Assignment, subject to the Escrow Agreement set forth as Exhibit B, and subject to Seller’s release of the Existing Escrow Agreement as set forth as Exhibit C, its rights to the shares of Buyer’s common stock that have been deposited pursuant to the Existing Escrow Agreement

3.	Its rights to and benefits under the Non-Competition Agreements that have been deposited pursuant to the Existing Escrow Agreement.

4.
Its rights to and benefits under the shares, assignments, certificates, releases, and other documents deposited by the Seller with the Escrow Agent pursuant to the Existing Escrow Agreement and which are described in Section 1(b) of the Existing Escrow Agreement, and which are being re-deposited with the Escrow Agent pursuant to the terms of a new Escrow Agreement attached hereto as Exhibit B.

GCM Ltd will, not later than three business days following the date hereof, return 50,000 shares of Buyer’s common stock to Buyer for cancellation, to reflect the fact that the Buyer will not be exercising its right to purchase either GSS or GSH, and GCM Ltd desires to do so.  This transfer will be made either by delivering a certificate to Buyer representing at least 50,000 shares (and if more than 50,000 shares, Buyer will return a certificate representing the balance to GCM Ltd), or by electronic transfer.

This assignment is executed this ___ day of July 2010, by the undersigned, thereunto duly authorized by the Buyer.

Buyer
GENESIS SOLAR CORPORATION

By: /s/ David W. Brenman
David W. Brenman, President

ACCEPTANCE

GCM Ltd hereby accepts the foregoing assignment and agrees to its terms as set forth therein.

Buyer
GENESIS CAPITAL MANAGEMENT LIMITED

By:
Herald A.M.A. Janssen
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